UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 22, 2024

Date of Report (date of earliest event reported)

Valmont Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31429	47-0351813
(Commission File Number)	(I.R.S. Employer Identification No.)

15000 Valmont Plaza	68154
Omaha NE
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 22, 2024, Valmont Industries, Inc. announced that Thomas Liguori has joined the Company as Executive Vice President and Chief Financial Officer. Mr. Liguori has more than 30 years of finance experience, including significant experience as the CFO for multiple public companies.

Mr. Liguori, age 66, most recently served from December 2022 to March 2024 as CFO of Fortna LLC, a private-equity backed designer and builder of advanced distribution centers for ecommerce and omnichannel distribution, and from January 2018 to September 2022 as CFO of Avnet, Inc., a global technology distributor and solutions provider. Timothy P. Francis who has served as Valmont’s Interim Chief Financial Officer since July 2023 continues as Chief Accounting Officer.

Information with respect to Mr. Liguori’s compensation is set forth on Exhibit 99.1 which is incorporated here by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1
Exhibit No.	Description
99.1	Thomas Liguori Compensation Summary
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date:	August 22, 2024
		By:	/s/ TIMOTHY P. FRANCIS
			Name:	Timothy P. Francis
			Title:	Chief Accounting Officer